EXHIBIT 23-1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of our report dated April 11, 2007, except as to the Supplemental Guarantor Information described in Note 12 which is as of August 6, 2007, relating to the financial statements of FirstEnergy Solutions Corp., which appears in such Registration Statement. We also consent to the reference to us under the heading ‘‘Experts’’ in such Registration Statement.

PricewaterhouseCoopers LLP
Cleveland, Ohio
August 20, 2007